AGREEMENT


          This Agreement is made and entered into on the 28th day of November, 2000 between Morgan J. Wilbur (the "Consultant"), an individual with an office at 10907 Jamestown Road, Savannah, Georgia 31419 and Vizacom Inc., a Delaware corporation (the "Company"), with its principal executive offices at 300 Frank
W. Burr Blvd., 7th floor, Teaneck, New Jersey 07666.

                                   WITNESSETH:

          WHEREAS, the Consultant is engaged in the business of providing financial advisory advice and introductions as a finder to investors and investment banking firms; and

          WHEREAS, the Company is desirous of retaining the Consultant for the purpose of obtaining financial advisory advice and introductions to investors and investment banking firms.

                                 NOW THEREFORE:

          In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Term.   This Agreement shall commence on November 28, 2000 and
continue for a term of six (6) months; provided, that the Company shall have the right to terminate this Agreement upon notice to Consultant at any time.

          2. Services. (a) The Company hereby engages Consultant for the term specified in Paragraph 1 hereof to render such services and advice to the Company as the Company may request. Consultant's duties may include, but will not necessarily be limited to, providing financial advisory advice and introductions to investors and investment banking firms. Company acknowledges the Consultant's ability to relate information regarding Client's activities is directly related to the activities of the Company and the information provided by Company to Consultant. Consultant's duties may include, but will not necessarily be limited to, providing recommendations concerning the following financial and related matters:

          (1)  Rendering advice with regard to internal operations, including:

               (i)    the formation of corporate goals and their implementation;
               (ii) the Company's financial structure and its divisions or subsidiaries;
               (iii) securing, when and if necessary and possible, additional financing through banks and/or insurance companies;
               (iv)   corporate organization and personnel; and

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          (2)  Rendering  advice with regard to any of the  following  corporate finance and other matters:

               (i)    changes in the capitalization of the Company;
               (ii)   changes in the Company's corporate structure;
               (iii)  redistribution of shareholdings of the Company's stock;
               (iv)   alternative uses of corporate assets;
               (vi)   structure and use of debt; and
               (viii) the acquisition of and/or merger with other  companies, the sale of the Company itself, or any of its assets, subsidiaries or affiliates, or similar type of transaction.

          (b) Consultant will have no obligation whatsoever to provide to or for the benefit of the Company any securities analysts' reports or any market making activities.

          3.   Compensation.

          Upon execution and delivery of this Agreement, the Company will (a) issue to Consultant (or its designees) 100,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), and (b) pay to Consultant $60,000, payable at the option of the Company in cash or shares of Common Stock valued at $.50 per share, the closing price of the Common Stock on the date of this agreement; provided that 50,000 of such shares of Common Stock to be issued pursuant to clause (a) above and $40,000 in cash or 80,000 shares of Common Stock to be issued pursuant to clause (b) above will be deposited into escrow with Kaufman & Moomjian, LLC, as escrow agent (the "Escrow Agent") pursuant to the terms of an escrow agreement of even date herewith among the Company, the Consultant and the Escrow Agent. In connection therewith:

          (i) on December 31, 2000, the Company will cause the Escrow Agent to release from escrow to Consultant (or its designees) 30,000 shares of Common Stock, and $20,000 of cash if the Company has elected to pay the amounts set forth under clause (b) above in cash, or if not, 40,000 shares of Common Stock; and

          (ii) On January 31, 2001, the Company will cause the Escrow Agent to release from escrow to Consultant (or its designees) 20,000 shares of Common Stock and $20,000 of cash if the Company has elected to pay the amounts set forth under clause (b) above in cash, or if not, 40,000 shares of Common Stock.

          4. Expenses. In addition to the fees payable hereunder, the Company shall reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred in connection with the services performed by Consultant pursuant to this Agreement, promptly after submission to the Company of appropriate evidence of such expenditures. All such expenditures in excess of $200 will be submitted to the Company for approval in advance.

          5. Company Information. The Company acknowledges that all opinions and

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advice (written or oral) given by Consultant to the Company in connection with
Consultant's engagement are intended solely for the benefit and use of the Company (including its officers and directors) in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company (including its officers and directors) shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any manner or for any purpose, nor may the Company make any public references to Consultant, or use the Consultant's name in any annual reports or any other reports or releases of the Company, without Consultant's prior written consent. The Company recognizes and confirms that, in advising the Company hereunder, Consultant will use and rely on data, material and other information furnished to Consultant by the Company, without independently verifying the accuracy, completeness or veracity of same.

          6.   Confidentiality.   Consultant   will  hold  in   confidence   any
confidential information which the Company provides to Consultant pursuant to this Agreement. Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Consultant,
(ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by laws, rules or regulators. If Consultant is requested or required to disclose any confidential information supplied to it by the Company, Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

          7. Other Consulting Clients. The Company acknowledges that Consultant or its affiliates are in the business of providing services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with others, or in rendering such advice to others, provided that Consultant shall not take any action, to the best of its knowledge and belief, that would be contrary to the interests of the Company.

          8. Indemnification. (a) The Company agrees to indemnify and hold harmless Consultant, its employees, directors, officers, agents, representatives and controlling persons from and against any and all losses, claims, damages, liabilities, suits, actions, proceedings, costs and expenses (collectively, "Damages"), including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly caused by, relating to, based upon or arising out of the rendering by Consultant of services pursuant to this Agreement, so long as Consultant shall not have engaged in illegal, intentional or willful misconduct, or shall have acted grossly negligently, in connection with the services provided which form the basis of the claim for indemnification. This paragraph shall survive the termination of this Agreement.

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


          (b) The Consultant agrees to indemnify and hold harmless the Company, its employees, directors, officers, agents, representatives and controlling persons from and against any and all Damages, including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly caused by, relating to, based upon or arising out of the rendering by Consultant of services pursuant to this Agreement, if Consultant shall have engaged in illegal, intentional or willful misconduct, or shall have acted grossly negligently, in connection with the services provided which form the basis of the claim for indemnification. This paragraph shall survive the termination of this Agreement.

          9. Independent Contractor. Consultant shall perform its services hereunder as an independent contractor and not as an employee or agent of the Company or any affiliate thereof. Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time.

          10. Arbitration. In the event of any dispute under this Agreement, then and in such event, each party agrees that the same shall be submitted to the American Arbitration association ("AAA") in the City of New York or nearest city, for its decision and determination in accordance with its rules and regulations then in effect. Each of the parties agrees that the decision and/or award made by the AAA may be entered as judgment of the Courts of the State of New York, and shall be enforceable as such.

          11. Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by (a) nationally recognized overnight courier, (b) facsimile transmission electronically confirmed, (c) hand delivery against receipt, (d) registered or certified mail, return receipt requested, in each case addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

          12. Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived, except in writing signed by both parties. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors, legal representatives and assigns. This Agreement shall not be assigned by either party without the written consent of the other party. This Agreement may be executed in counterparts. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

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


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day of the year first above written.

                                   VIZACOM INC.

                                   By:  /s/ Mark E. Leininger
                                      ----------------------------------
                                      Mark E. Leininger
                                      President & Chief Executive Officer


                                        /s/ Morgan J. Wilbur
                                   ----------------------------------
                                   Morgan J. Wilbur


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